                                  EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-56204) pertaining to the Frozen Food Express Industries, Inc. 401(k) Savings Plan (the "Savings Plan") and in the related Prospectus of our reports dated June 25, 2004, with respect to the financial statements of the Savings Plan which are included in this Amendment No. 1 to the Annual Report (Form 10-K) of Frozen Food Express Industries, Inc. for the year ended December 31, 2003.




/s/ Waters, Wright & Associates LLP
-----------------------------------
Waters, Wright & Associates, LLP
Mansfield, Texas
June 25, 2004

                                       5